UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


       Date of Report (Date of earliest event reported): October 30, 1998


                  RAL Yield + Equities III Limited Partnership
                  (Exact name of registrant as specified in its
                                    charter)


   Wisconsin                      0-15677                       39-1546907
(State or other               (Commission File                 (IRS Employer
jurisdiction of                    Number)                  Identification No.)
incorporation)


             20875 Crossroads Circle, Suite 800, Waukesha, Wisconsin
                 53186 (Address of principal executive offices,
                               including zip code)


                                 (414) 798-0900
                         (Registrant's telephone number)



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Item 2.  Acquisition or Disposition of Assets.

        Pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated February 17, 1998, as amended as of June 26, 1998 and as of October 29, 1998, between RAL Yield + Equities III Limited Partnership ("RAL III"), a Wisconsin limited partnership, and Great Lakes Investors LLC ("Great Lakes"), a Wisconsin limited liability company, RAL III sold substantially all of its business and assets, consisting principally of its real estate holdings, to Great Lakes and its affiliates, Great Lakes Investors III LLC ("Great Lakes III"), a Wisconsin limited liability company, and Good Pizza LLC, a Wisconsin limited liability company. The closing of the sale to Great Lakes of RAL III's multi-family residential real estate occurred on October 30, 1998. The sale to Great Lakes III of RAL III's commercial real estate, and the sale to Good Pizza LLC of the business assets of a restaurant owned and operated by RAL III, occurred on November 3, 1998. Pursuant to these sales, RAL III received an aggregate purchase price of $4,229,000, before adjustments required by the Purchase Agreement. Of the aggregate purchase price, before adjustments required by the Purchase Agreement, $3,404,000 was paid in cash, $400,000 was paid in the form of a land contract from Great Lakes III for the real property component of a restaurant owned and operated by RAL III in Milwaukee, Wisconsin and $425,000 was paid in the form of a promissory note from Good Pizza LLC for the business assets (other than real property) of such restaurant. A land contract and promissory note were used instead of cash to purchase the Milwaukee restaurant property because a conditional use permit for that property had expired and efforts are currently being made to have it renewed. The land contract and the promissory note are due and payable, with interest at 10% per annum, on December 15, 1998.

        The description in this Current Report of the terms and provisions of the Purchase Agreement is qualified in its entirety by reference to the text thereof, which is attached as an exhibit to this Current Report and incorporated by reference herein.

        Douglas C. Heston is a member of Great Lakes Investment Management LLC, a Wisconsin limited liability company that is the manager of Great Lakes, and a member of Great Lakes III and Good Pizza LLC. He is also a shareholder, director and officer of First Financial Realty Management, Inc. ("FFRM"). FFRM has provided property management and partnership administration services for RAL III.

        Mr. Heston is also a shareholder, director and officer of First Financial Realty Advisors, Inc. ("FFRA"). In 1995, FFRA purchased from Robert A. Long, a General Partner of RAL III, certain economic benefits which would otherwise accrue to Mr. Long, including the right to receive a portion of any distributions of cash flow and sales or refinancing proceeds from RAL III to its General Partners.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               RAL YIELD + EQUITIES III LIMITED
                                                 PARTNERSHIP



Date: October 30, 1998                      By:   /s/Thomas R. Brophy
                                                 -------------------------------
                                                     Thomas R. Brophy
                                                     General Partner


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                  RAL YIELD + EQUITIES III LIMITED PARTNERSHIP

                            EXHIBIT INDEX TO FORM 8-K
                             Dated October 30, 1998


Exhibit
  No.                   Description

    2 Asset Purchase Agreement, dated February 17, 1998, as amended as of June 26, 1998 and as of October 29, 1998, between RAL Yield + Equities III Limited Partnership and Great Lakes Investors LLC.




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